Xenetic Biosciences Announces Restructured Licensing Agreement
with Baxter Now Totaling Up to $100 Million, in Addition to

$10 Million Equity Investment

LEXINGTON, MA: January 30, 2014: Xenetic Biosciences, Inc. (OTCBB: GAIFD), a biopharmaceutical company developing next-generation biologic drugs and novel oncology therapeutics, today announced that it has received a direct investment of $10 million from Baxter International, Inc. and has agreed to a restructuring of certain financial and timing aspects of its existing licensing deal with Baxter. The amended license agreement includes increased contingent milestone payments, now totaling up to $100 million, as well as increased royalties on sales.

“We are extremely pleased by Baxter’s commitment to Xenetic and to our longstanding collaboration to develop polysialylated blood coagulation factors using Xenetic’s unique technology,” said Scott Maguire, Chief Executive Officer of Xenetic. “The new terms in our agreement represent enhanced economics for Xenetic. Additionally, we expect to utilize the capital resulting from Baxter’s equity investment to further advance our development pipeline programs, particularly in the orphan drug arena, which feature a number of potential near-term, value-creating clinical milestones. This important new investment from our leading license partner is a genuinely dynamic development for the Company as we start our new life in the United States and it augurs well for our future in the world’s leading economy and pharmaceutical market.”

Brian Goff, head of Baxter’s hemophilia organization, commented, “Through our Xenetic partnership, we are seeking to identify and develop a treatment that the majority of hemophilia patients could administer less frequently, potentially at once weekly intervals, without compromising efficacy. Our investment in Xenetic reflects our continued commitment to the hemophilia community and to our pursuit of a bleed-free world."

In August 2005, Xenetic and Baxter established an exclusive worldwide agreement to develop novel forms of polysialylated blood coagulation factors, including Factor VIII, using Xenetic technology to conjugate polysialic acid (PSA) to therapeutic blood-clotting factors. The goal of the program is to improve the pharmacokinetic profile and extend the active life of these factors, thereby improving upon existing therapies and increasing quality of life of patients.

About Xenetic Biosciences

Xenetic Biosciences is a biopharmaceutical company developing next-generation biologic drugs and novel oncology therapeutics. Xenetic’s proprietary drug technology platforms include PolyXen® for creating next generation biologic drugs by extending the efficacy, safety and half-life of biologic drugs and OncoHist® for the development of novel oncology drugs focused on orphan indications. Xenetic’s lead product candidates include ErepoXen®, an improved, polysialylated form of erythropoietin (EPO) for the treatment of anemia in pre-dialysis patients with chronic kidney disease and OncoHist®, a recombinant human histone H1.3 molecule which Xenetic is developing for the treatment of refractory Acute Myeloid Leukemia (AML). Xenetic is developing a novel series of polysialylated blood coagulation factors through its license agreement with Baxter International Inc. Xenetic is also developing a broad pipeline of clinical candidates for next generation biologics and novel oncology therapeutics in a number of orphan disease indications. For more information, please visit the company's website at www.xeneticbio.com.

Forward-Looking Statements

Certain statements in this press release are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking words such as "anticipate," "believe," "forecast," "estimate" and "intend," among others. These forward-looking statements are based on Xenetic’s current expectations and actual results could differ materially. There are a number of factors that could cause actual events to differ materially from those indicated by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, uncertainties associated with completing preclinical and clinical trials for our technologies; the early stage of product development; the significant costs to develop our products as all of our products are currently in development, preclinical studies or clinical trials; obtaining additional financing to support our operations and the development of our products; obtaining regulatory approval for our technologies; anticipated timing of regulatory filings and the potential success in gaining regulatory approval and complying with governmental regulations applicable to our business. Xenetic does not undertake an obligation to update or revise any forward-looking statement. The information set forth herein speaks only as of the date hereof.

Contact:

Xenetic Biosciences, Inc.

M. Scott Maguire, Chief Executive Officer

+44 (0)20 3021 1500

g.fry@xeneticbio.com

US Contact:

Stern Investor Relations

Paul Cox

212 362 1200

ir@xeneticbio.com

UK/European Contact:

Walbrook PR

Mike Wort

+44 (0)20 7933 8780